Exhibit 10.11

EXECUTION COPY

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of November 9, 2010, by and among SYNTA PHARMACEUTICALS CORP., a Delaware corporation (“Borrower”), SYNTA SECURITIES CORP., a Massachusetts corporation (“Guarantor”); Borrower and Guarantor each a “Loan Party” and, collectively, the “Loan Parties”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation acting in its capacity as agent (“Agent”) for the lenders under the Loan Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, the Loan Parties, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 30, 2010 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof; and

WHEREAS, the Loan Parties, Agent and Lenders desire to amend certain provisions of the Loan Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties, Lenders and Agent hereby agree as follows:

1.                                      Acknowledgment of Obligations.  Borrower hereby acknowledges, confirms and agrees that all Term Loans made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Loan Agreement and the other Debt Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.                                      Amendments to Loan Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, Section 7.8 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“7.8   Transactions with Affiliates.  No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with any Affiliate (as defined below) of a Loan Party or any Subsidiary of a Loan Party except for (a) Permitted Investments described in clauses (iv)

and (v) of such definition, (b) transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction, (c) the Subject Consulting Agreement, and (d) transactions involving the issuance of Borrower’s common voting stock to Kovner or any other member of the Borrower’s Board of Directors (or entities affiliated with such member) or executive officers of the Borrower, so long as with respect to each such transaction (i) no Default or Event of Default has occurred and is continuing, or will result from such transaction (including, for the avoidance of doubt, an Event of Default arising pursuant to Section 8.1(k)), (ii) Agent has received at least ten (10) days prior written notice of Borrower’s intention to enter into such transaction (or has waived such prior notice in writing in its sole discretion) and (iii) such transaction is upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction (and the Borrower has provided to Agent copies of all documentation relating to such transaction so that the Agent can confirm such fair and reasonable terms).  As used herein, “Affiliate” means, with respect to a Loan Party or any Subsidiary of a Loan Party, (a) each person that, directly or indirectly, owns or controls 5% or more of the stock or membership interests having ordinary voting power in the election of directors or managers of such Loan Party or such Subsidiary, and (b) each person that controls, is controlled by or is under common control with such Loan Party or such Subsidiary.”

3.                                      No Other Amendments.  Except for the amendments and agreements set forth and referred to in Section 2 above, the Loan Agreement and the other Debt Documents shall remain unchanged and in full force and effect.  Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s or Guarantor’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

4.                                      Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement, each Loan Party does hereby warrant, represent and covenant to Agent and Lenders that after giving effect to this Agreement (i) each representation or warranty of the Loan Parties set forth in the Loan Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) each Loan Party has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms.

5.                                      Condition Precedent to Effectiveness of this Agreement.  This Agreement shall become effective as of the date (the “Amendment Effective Date”) upon which Agent shall notify Borrower in writing that Agent has received one or more counterparts of this Agreement

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duly executed and delivered by the Loan Parties, Agent and Lenders, in form and substance satisfactory to Agent and Lenders.

6.                                      Release.

(a)                                  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Debt Documents or transactions thereunder or related thereto.

(b)                                 Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

7.                                      Covenant Not To Sue.                            Each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Loan Parties pursuant to Section 6 above.  If any Loan Party or any of its respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, jointly and severally agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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8.                                      Advice of Counsel.   Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

9.                                      Severability of Provisions.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.                               Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

11.                               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

12.                               Entire Agreement.  The Loan Agreement as and when amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13.                               No Strict Construction, Etc.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.  Time is of the essence for this Agreement.

14.                               Costs and Expenses.  Loan Parties absolutely and unconditionally agree, jointly and severally, to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders that are Lenders on the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Debt Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

SYNTA PHARMACEUTICALS CORP.

By:	/s/ Safi Bahcall
Name: Safi Bahcall
Title: President and CEO

GUARANTOR:

SYNTA SECURITIES CORP.

By:	/s/ Safi Bahcall
Name: Safi Bahcall
Title: Director

SYNTA PHARMACEUTICALS CORP.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ R. Hanes Whiteley
Name: R. Hanes Whiteley
Title: Its Duly Authorized Signatory

SYNTA PHARMACEUTICALS CORP.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE

LENDER:

MIDCAP FUNDING III, LLC

By:	/s/ Luis Viera
Name: Luis Viera
Title: Managing Director

SYNTA PHARMACEUTICALS CORP.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE